                                                               HECO Exhibit 10.9

           INTER-ISLAND INDUSTRIAL FUEL OIL AND DIESEL FUEL CONTRACT
                                 By and Between
                              CHEVRON U.S.A. INC.
                                      and
         HAWAIIAN ELECTRIC COMPANY, INC.; MAUI ELECTRIC COMPANY, LTD.;
          HAWAII ELECTRIC LIGHT CO., INC.; HAWAIIAN TUG & BARGE CORP.;
                          and YOUNG BROTHERS, LIMITED.


TABLE OF CONTENTS
ARTICLE                                                 PAGE
     I.    DEFINITIONS...............................     1
    II.    TERM......................................     4
   III.    QUANTITY..................................     4
    IV.    QUALITY...................................     8
     V.    PRICE, BTU DETERMINATION..................    10
    VI.    DELIVERIES................................    14
   VII.    DETERMINATION OF QUALITY..................    17
  VIII.    MEASUREMENT OF QUANTITY...................    18
    IX.    INVOICING AND  PAYMENT....................    19
     X.    SELLER'S FACILITIES ON OAHU...............    21
    XI.    SELLER'S FACILITIES ON MAUI AND HAWAII....    22
   XII.    CONTINGENCIES.............................    31
  XIII.    EFFECT OF SUSPENSION OR REDUCTION.........    33
   XIV.    WAIVER AND NONASSIGNABILITY...............    35
    XV.    CONFLICT OF INTEREST......................    35

   XVI.    DEFAULT...................................    36
  XVII.    APPLICABLE LAW............................    37
 XVIII.    INDEMNITY.................................    37
   XIX.    PUBLIC UTILITIES COMMISSION...............    39
    XX.    INSURANCE.................................    40
   XXI.    SAFETY AND TERMINAL PROTECTION............    42
  XXII.    POLLUTION MITIGATION......................    43
 XXIII.    MISCELLANEOUS.............................    44
                                   ADDENDUMS

  NO. 1    SAMPLE PRICE CALCULATIONS---NOVEMBER, 1995

  NO. 2    QUALITY CONTROL SAMPLES  3/4  SUMMARY
             AND SCHEMATIC OF SAMPLE LOCATIONS

           INTER-ISLAND INDUSTRIAL FUEL OIL AND DIESEL FUEL CONTRACT

        THIS CONTRACT, dated as of November 20, 1995, by and between CHEVRON U.S.A. INC., a Pennsylvania corporation ("Seller"), and HAWAIIAN ELECTRIC COMPANY, INC.; MAUI ELECTRIC COMPANY, LTD.; HAWAII ELECTRIC LIGHT CO., INC.; HAWAIIAN TUG & BARGE CORP.; and YOUNG BROTHERS, LIMITED, each a Hawaii corporation (collectively referred to as "Buyers" and individually referred to as "Buyer" herein unless otherwise indicated).

        WHEREAS, Seller is a supplier of petroleum fuels with terminal and refinery facilities in Hawaii.

        WHEREAS, Buyers are engaged in various business activities: HECO, HELCO, and MECO are utilities engaged in the generation, purchase and sale of electricity in Hawaii; HT&B is a tug and barge company; YB is a barge company engaged in general marine transportation.

        NOW, therefore, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Except where otherwise indicated, the following definitions shall apply throughout this Contract:

          1.   "CIFO" means Chevron Industrial Fuel Oil No. 6 per Section 4.1.

          2. "Fuel Oil" means either Chevron Industrial Fuel Oil No. 6 or third party industrial fuel oil similar to Chevron Industrial Fuel Oil No. 6.

          3.   "Diesel" means Chevron Diesel Fuel No. 2 per Section 4.2.

          4. "diesel" means either Chevron Diesel Fuel No. 2 or a third party diesel fuel similar to Chevron Diesel Fuel No. 2.

          5.   "Jet" means Chevron Jet Fuel per Section 4.3.

          6. "jet" means either Chevron Jet Fuel or a third party jet fuel similar to Chevron Jet Fuel.

          7. "Oil" means either Chevron Industrial Fuel Oil No. 6 or Chevron Diesel Fuel No. 2.

          8. "oil" means Chevron Industrial Fuel Oil No. 6, Chevron Diesel Fuel No. 2, a third party industrial fuel oil similar to Chevron Industrial Fuel Oil No. 6, or a third party diesel fuel similar to Chevron Diesel Fuel Oil No. 2.

          9. "HECO" means Hawaiian Electric Company, Inc., which has electrical generating facilities on the island of Oahu.

         10. "MECO" means Maui Electric Company, Ltd., which has electrical generating facilities on the islands of Maui, Lanai and Molokai. For the purposes of this Contract "MECO" refers to the operations on the island of Maui only.

         11. "MECO-Molokai" means the Molokai Division of Maui Electric Company, Ltd., which has electrical generation facilities on the island of Molokai.

         12. "HELCO" means Hawaii Electric Light Co., Inc., which has electrical generating facilities on the island of Hawaii.

         13. "HT&B" means Hawaiian Tug & Barge Corp., which operates a tug and barge fleet.

         14. "YB" means Young Brothers, Limited, which operates a general marine transportation business.

         15. "HMT" means Seller's Honolulu Marine Terminal at Honolulu Harbor Piers 30 and 31.

         16. "HDT" means Seller's Honolulu Distribution Terminal at Honolulu Harbor Pier 35.

         17. "Kaunakakai Terminal" means a third party Marine Terminal at Kaunakakai Harbor, Molokai.

         18. "Oahu P/L" means Seller's Light product distribution pipeline between Seller's Barbers Point oil refinery and HECO's Waiau electric generating station.

         19. "affiliate", except where otherwise expressly provided, means a corporation controlling, controlled by or under common control with Seller or Buyer, as the case may be.

         20. "Carrier" means Buyer's nominated barge or designated trucking company.

         21. "gallon" means a United States gallon of 231 cubic inches at 60 degrees F.

         22.   "physical barrel" means 42 American bulk gallons at 60 degrees F.

         23.   "year" means a calendar year.

         24. "Deliver, Delivery, Deliveries or Delivered" refers to the Oil or Jet sold by Seller and purchased by Buyer.

         25. "Loaded", when used in conjunction with Oil or Jet, refers to Buyer's Delivered Oil or Jet mixed with any cargo retains within Buyer's nominated barge.

         26. "loaded", when used in conjunction with Oil or Jet, refers to Buyer's Delivered Oil or Jet or a third party's delivered oil or jet mixed with any cargo retains within Buyer's nominated barge.

         27. "Received", when used in conjunction with Oil or Jet, refers to Buyer's Oil or Jet to be received by Seller into its terminals on Maui and Hawaii. "Received", when used in conjunction with oil, means a third party industrial fuel oil similar to Chevron Industrial Fuel Oil No. 6 or a third party diesel fuel similar to Chevron Diesel Fuel Oil No. 2 received by Seller into its terminals on Maui and Hawaii from Buyer's nominated barge.

         28. "Returned", when used in conjunction with Oil, oil or Jet, refers to the Oil, oil or Jet returned by Seller from its terminals on Maui and Hawaii to Buyer for Buyer's use in Buyer's electrical generating facilities.


                                   ARTICLE II
                                      TERM

The term of this Contract shall be from January 1, 1996 (the "Effective Date"), through December 31, 1997, and shall continue thereafter for additional 12-month periods (each 12-month period being an "Extension") beginning each successive January 1, unless Buyer or Seller gives written notice of termination at least 120 days before the beginning of an Extension.


                                  ARTICLE III
                                    QUANTITY

     Section 3.1


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     Section 3.2 Prior to the 15th day of each month, HECO shall give Seller a forecast of each Buyer's monthly lifting of Diesel, CIFO and Jet from each
supply point   for each of the coming three months.  Each Buyer recognizes the importance to Seller of reasonably accurate lifting forecasts because of Seller's need to plan production and shipments.

     Section 3.3 Buyers' purchases and Seller's Deliveries of CIFO and Diesel will occur in a ratable fashion throughout the year. At the end of each calendar year, Buyers' CIFO and Diesel purchase performance will each be reviewed by Seller for ratability.

     i. If upon review Buyers' volumes in any calendar quarter were less than 15% of the total minimum annual liftings for either CIFO or Diesel, a premium of $0.42/barrel will be charged to Buyer for the difference between 15% of total minimum annual liftings of that product and Buyers' actual liftings of that product.

     ii. If upon review Buyers' volumes in any calendar quarter were greater than 35% of the total maximum annual liftings for either CIFO or Diesel, a premium of $0.42/barrel will be charged to Buyer for the difference between Buyers' actual liftings of that product and 35% of total maximum annual liftings of that product.

     iii. Seller understands Buyers' jet fuel purchases will occur in a non-ratable fashion and no ratability premiums will be applied to jet fuel purchases.

     Section 3.4


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                                   ARTICLE IV
                                    QUALITY

     Section 4.1 The CIFO to be supplied hereunder shall be Seller's regular commercial grade of Chevron Industrial Fuel Oil No. 6, having the following specifications:

                                                                    ASTM
     Item                           Specifications           Test Method
Gravity, API                     6.5 min.                 D1298 or D4052-86
Flash, degrees F                 150 min.                 D93
Viscosity, SSF @ 122 degrees F   179 min., 226 max.       D445/D2161
Pour Point, degrees F             55 max.                 D97
Sulfur, % Wt.                    2.0 max.                 D1552, D2622 or D4294
Sediment & Water, % Vol.         0.5 max.                 D1796
Heat Value, Gross**              6.0                      D240

MM BTU/BBL
** Typical Value is 6.3.

     Section 4.2 The Diesel to be supplied hereunder shall be similar to Seller's regular commercial grade of Chevron Diesel Fuel No. 2 and have the following specifications:

                                            Specification         Test
     Item                     Units             Limits           Method
Gravity @ 60 degrees F        degrees API      30.0 min.    D1298 or D4052-86
                              Specific         0.88 max.
Viscosity @ 100 degrees F     SSU              32.3 - 40.0

                                         Specification        Test
Item                       Units            Limits           Method
Heat Value, Gross**    MM BTU/BBL     5.84              Calculated or D240
Flash Point, PM        degrees F      150 min.          D93
Pout Point**           degrees F      35                D97
Ash                    PPM, wt.       100 max.          D482
Cetane Index                          40 min.           D4737
Carbon Residue,
     10% Residuum      %, wt.         0.35 max.         D524
Sediment & Water       %, vol.        0.05 max.         D1796
Sulfur                 %, wt.         0.40 max.         D1552, D2622 or D4294
Distillation
  90% Recovered        degrees F      540 - 650         D86
Sodium + Potassium     PPM, wt.       0.5 max.          D3605

** Chevron does not provide specifications on these items. Values are typical; they are not guaranteed.

     Section 4.3 The Jet to be supplied hereunder shall be similar to Seller's regular commercial grade of Chevron Jet Fuel; provided, however, Buyer agrees that the Jet shall be used exclusively as stationary combustion turbine start-up fuel. Any other use, including without limitation its use for aviation purposes, shall constitute unforeseeable misuse.

     Section 4.4 SELLER MAKES NO WARRANTY, EXPRESSED OR IMPLIED IN FACT OR BY LAW, AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE concerning the Oil other than it shall comply with the quality herein specified, that the Diesel shall be suitable for use as a fuel, the CIFO shall be suitable for use as a boiler fuel, and the Jet shall be suitable for use as stationary combustion turbine start-up fuel.

                                   ARTICLE V
                            PRICE, BTU DETERMINATION
     Section 5.1
     i.  NO. 2 DIESEL FUEL

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  ii.  CIFO

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  iii. Jet.

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    Section 5.2 To provide the flexibility needed by Seller to meet its obligations to Buyer, the source and type of crude oil and other raw material, the place of manufacture, and the manufacturer of Oil for delivery to Buyer hereunder shall be determined solely by Seller. The price of all Oil Delivered by Seller to Buyer hereunder shall be determined in accordance with the terms of this Contract regardless of where, how and by whom such Oil is manufactured and regardless of the type or source of crude oil or other raw materials used in its manufacture.

    Section 5.3 In addition to all other amounts payable by Buyer under this Contract, Buyer shall reimburse Seller for all taxes, assessments, levies and imposts of whatsoever kind or nature imposed on Seller by any governmental or quasi-governmental body, including without limitation the Hawaii General Excise (Gross Income) Tax, the Hawaii Environmental Response Tax and Hawaii Liquid Fuel Tax, where applicable, with respect to the execution or performance of this Contract or the receipt by Seller of payments hereunder. Notwithstanding the foregoing, Buyer shall not be required to reimburse Seller for any tax measured by or based on the net income of Seller or for real property taxes. To avoid duplication of recovery, Buyer shall not be required to reimburse Seller under this Section 5.3 for any item expressly mentioned by Platt's or Bunkerwire, or confirmed by Platt's or Bunkerwire in writing upon inquiry by either Buyer or Seller, as being included in a price used to compute PD1, PD2, PF or PJ under Section 5.1. As of the Contract execution date, the Superfund Petroleum fee of the Superfund Revenue Act of 1986 is the only tax, assessment, levy or impost implicitly reimbursed to Seller through inclusion in the Platt's listings within DI, FI and JI of Section 5.1.

    Section 5.4

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    Section 5.5 Seller will draw representative samples of each CIFO Delivery, which will be used to determine the CIFO BTU content per Section 7.1. If the weighted average BTU content of the CIFO Delivered to Buyer during any half of any annual period is less than 6.2 MM BTU per physical barrel, the price of such CIFO delivered to Buyer during each month of that semiannual period shall be adjusted by multiplying the CIFO price as determined by Section 5.1.ii. for each month by a ratio of actual average heat content to 6.2 MM BTU and Seller shall issue Buyer a credit for the difference between such aggregate and the adjusted price.

    Section 5.6 All prices, adjustments thereto and other sums payable hereunder shall be stated in the nearest thousandth of a dollar.

                                  ARTICLE VI
                                  DELIVERIES
    Section 6.1

    i. Seller agrees to Deliver and MECO and HELCO agree to receive their Oil into their nominated barge, F.O.B. the HMT. The delivery rate on Diesel shall be 3,000 BPH minimum. The delivery rate on CIFO shall be 1,600 BPH minimum. Seller agrees to make its best, reasonable efforts in operating its current CIFO delivery systems to Deliver CIFO into the nominated barge at a temperature above 120(degrees)F. Buyer acknowledges that the CIFO delivery temperature is determined by Seller's and HECO's scheduling of other fuels in Seller's pipeline, and hence cannot be guaranteed.

    ii. When mutually agreed to, Seller may Deliver and MECO and HELCO may receive their Diesel into their nominated barge, F.O.B. Honolulu Harbor Piers 31 or 32. The delivery rate shall be 2,000 BPH minimum.

    iii. When mutually agreed to, Seller may Deliver and MECO and HELCO may receive their Oil into their nominated barge, F.O.B. Barbers Point Piers 5 or 6. The delivery rate shall be 4,000 BHP minimum.

    iv Seller and Buyer's agent or a mutually agreed upon independent inspector shall inspect the receiving barge cargo tanks to ensure that they contain only minimal remains of the previous cargo, before Seller will Deliver Oil to be terminaled per Article XI. Remains exceeding common commercial practice shall be removed by Buyer to protect the quality of the Delivered Oil. Buyer or Buyer's agent may remove the remains by any legal method at their disposal, including pumping the remains into Seller's slop tank at the HMT, if convenient to Seller. Seller shall have the right to charge Buyer for accepting remains if the quantity to be removed from any barge or the number of barges requiring remains to be removed becomes excessive. Seller shall have the right to flush the receiving barge cargo tanks with a small quantity of Seller's Oil before loading the Delivered Oil.

    v. Seller and Buyer's agent or a mutually agreed upon independent inspector shall take a representative sample of the oil in the barge cargo tanks, after Seller has delivered Oil into MECO's and HELCO's nominated barges. See Addendum 2 hereto for an overview on all sampling. This sample will be divided into two parts and dated. One part shall be labeled "Seller's Loaded Sample." One part shall be sealed and labeled "Buyer's Loaded Retain." These samples shall indicate the quality of the mixture of Delivered Oil and the previous cargo remains and will provide an early warning of any quality problems with the Received Oil as described in Section 11.3.

    Section 6.2 Seller agrees to Deliver and HT&B and YB agree to receive their Diesel into their nominated vessel F.O.B. the HMT, Pier 31 or 32. The delivery rate shall be 175 BPH minimum.

    Section 6.3 Seller agrees to Deliver and HECO agrees to receive its Diesel under either of the options below.

    i. Seller will Deliver Diesel from the HDT into HECO's nominated tank truck at a delivery rate of 190 BPH minimum.

    ii. Seller will Deliver Diesel from the Oahu P/L into HECO's storage at HECO's Waiau Power Plant, at a delivery rate of 1,000 BPH minimum.

    Section 6.4 Seller agrees to deliver and MECO and HELCO agree to receive Jet at MECO's or HELCO's respective power plant truck unloading rack.

    Section 6.5 Seller agrees to Deliver and MECO-Molokai agrees to receive its Oil into its nominated marine terminal at Kaunakakai Harbor, Molokai. The delivery rate shall be 1,000 BPH minimum. Buyer will provide discharge facilities through an independent third party; Seller has no responsibility to procure discharge facilities on the island of Molokai.

    Section 6.6

    i. For the Delivered Oil under Sections 6.1 and 6.2, care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting the cargo hose of the Buyer's nominated barge or vessel and Seller's pipeline.

    ii. For the Delivered Diesel under Section 6.3.i., care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting the cargo hose of the Buyer's nominated tank truck or vessel and Sellers' truck loading rack.

    iii. For the Delivered Diesel under Section 6.3.ii., care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting Buyer's pipeline at the Waiau Power Plant to the Oahu P/L.

    iv. For the Delivered Diesel under Section 6.5, care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting the cargo hose of the Seller's nominated barge or vessel and the Buyer's designated pipeline.

    v. For the delivered Jet under section 6.4, care, custody, control, title and risk of loss shall pass to Buyer as the jet passes the flange connecting the cargo hose of the Seller's tank truck and Buyer's truck unloading rack at HELCO's and MECO's respective power plant.

    Section 6.7 Buyer agrees to provide Seller with five (5) days advance written notice of Oil to be Delivered under Section 6.1, 6.3.ii. or 6.4, and telephone notification for Diesel to be Delivered under Section 6.2 or 6.3.i. Seller shall make all reasonable effort to comply with this notice and advise Buyer promptly if the delivery time cannot be met.

                                  ARTICLE VII
                           DETERMINATION OF QUALITY

    Section 7.1 The quality of the Oil purchased by HECO and the quality of Jet purchased by HELCO and MECO shall be determined on the basis of composite samples drawn by Seller in such a manner as to be representative of each Delivery. The quality of the Oil purchased by MECO or HELCO, i.e., barge cargos, shall be determined on the basis of composite samples drawn by Seller, collected at a point prior to entry into each barge, in such a manner as to be representative of each barge cargo. The quality of the Oil purchased by MECO-Molokai shall be determined on the basis of composite samples drawn by Seller from receiving tanks at the Kaunakakai Terminal after each delivery. The heat content of the Oil shall be determined on a monthly weighted average basis for each Buyer from the same composite samples drawn by Seller at the time and place described above. See Addendum 2 hereto for an overview on all sampling. Such samples shall be divided into three (3) parts and dated.

    1.  One part shall be used by Seller to determine the heat content (gross
        BTU) per physical gallon and, if needed, the other qualities of Article IV ("Seller's Delivered Sample").

    2. One part shall be provided to Buyer for the purpose of verifying Seller's determinations ("Buyer's Delivered Sample").

    3. One sealed part shall be provided to Buyer ("Buyer's Delivered Retain").

    Section 7.2 Within sixty (60) days after the end of each month, Buyer shall give Seller notice of any disagreement with Seller's quality or heat content determination for Delivered Oil and Delivered Jet during such month. In the event that such disagreement is not resolved within thirty (30) days, Buyer's Delivered Retain shall be submitted to a mutually agreed upon independent laboratory for inspection, whose determination shall be final and binding on both parties. Seller and Buyer shall share equally the cost of such independent inspections.

    Section 7.3 If Buyer and Seller agree or the independent inspector determines that the quality of Delivered Oil and Delivered Jet did not equal the qualities described in Article IV (regardless if such Oil and Jet passed tests of conditional acceptance), the Buyer and Seller shall attempt to minimize the impact. This may include specification waiver especially if use of Oil and Jet will not harm Buyer or Seller, or delivering higher quality Oil and Jet in a timely manner to produce a specification quality blend in Seller's terminal. If all such, or similar efforts fail to resolve the quality problem, then Seller at Seller's expense, shall exchange the non-specification Oil and Jet and other oil downgraded by commingling with Seller's Oil and Jet, with Oil and Jet meeting the qualities of Article IV. However, in no event shall Seller be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the qualities of the Oil and Jet.

                                 ARTICLE VIII
                            MEASUREMENT OF QUANTITY

    Section 8.1 Quantities of the Oil sold and purchased under this Contract at the HMT shall be determined at the time of each Delivery by gauging the HMT tanks before and after pumping. Diesel sold and purchased under this Contract from the Oahu P/L shall be determined at the time of each Delivery by gauging Seller's tanks at its Barbers Point Refinery before and after pumping. Diesel sold and purchased under this Contract at the Kaunakakai Terminal shall be determined at the time of each Delivery by gauging Buyers' tanks at Kaunakakai before and after pumping. Volumes Delivered hereunder shall be converted to 60(degrees)F, using the latest revision of Table 6 of ASTM IP Petroleum Measurement Tables, American Edition, ASTM Designation D-1250. Measurements shall be taken by Seller and witnessed by Buyer or Buyer's agent. However, at Buyer's option, such measurements shall be taken by a mutually agreed upon independent inspector. Seller and Buyer shall share equally the cost of independent inspections. Seller reserves the right to install meters on the Oahu P/L and to determine quantity as in Section 8.2.

    Section 8.2 Diesel sold and purchased under this Contract at the HDT and Jet sold and purchased by HELCO and MECO shall be determined at the time of each Delivery by reading calibrated meters, corrected in each instance to volume at 60(degrees)F in accordance with the latest issue of Table 6 of ASTM IP Petroleum Measurement Tables, American Edition, ASTM Designation D-1250. The meters used at the HDT and Seller's terminals on Hawaii and Maui shall be Seller's meters. Both Buyer and Seller shall have the right to review each other's routine certification documents.

    Section 8.3 If Buyer or Seller has reason to believe that the quantity of Oil and Jet stated for a particular Delivery per Sections 8.1 or 8.2 is incorrect, the party shall within sixty (60) days of the Delivery date, present the other party with documentation supporting such determination and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quantity, if justified, for the deliveries in question.

                                  ARTICLE IX
                             INVOICING AND PAYMENT

    Section 9.1 Invoices for the sale of CIFO, Diesel, and Jet and for the services provided by Seller as outlined in Article XI shall be rendered promptly to Buyer, upon receipt of all required information.

    Section 9.2 Payments shall be made in U.S. dollars. Timing of payments of invoices shall be as follows:

    i. Invoices to HECO, MECO, MECO-Molokai and HELCO:

         a. Payment for Deliveries and services from the first through the tenth calendar day of a month for which invoices have been received is due on the twentieth day of the month.

         b. Payment for Deliveries and services from the eleventh through the twentieth calendar day of a month for which invoices have been received is due on the last day of the month.

         c. Payment for Deliveries and services from the twenty-first through the last calendar day of a month for which invoices have been received is due on the tenth day of the following month.

         Due dates are dates payments are to reach Seller. If the due date falls on a Saturday, the payment shall be due on the preceding business day. If such date falls on a Sunday or a holiday, payment shall be due the following business day.

    ii. Payment for Deliveries to HT&B and YB for which invoices have been received shall be paid within thirty (30) days of the Delivery date.

    Section 9.3  Method of payment shall be as follows:

    i. Payments of HECO, MECO, MECO-Molokai, and HELCO shall be by bank wire transfer of immediately available funds to:
                   First National Bank of Chicago, Chicago, Illinois 60607
                   Attention:  GFTS
         for credit to the following accounts, depending on which Buyer is making a payment:
              a.   HECO           Chevron U.S.A. Inc. - Section #632

                                          Account No. 1184762

              b.   HELCO          Chevron U.S.A. Inc. - Section #632

                                  Account No. 1237632

              c.   MECO           Chevron U.S.A. Inc. - Section #632

                                  Account No. 1237636

              d.   MECO-Molokai   Chevron U.S.A. Inc. - Section #632

                                  Account No. 6049549

         For identification purposes, all wires must clearly indicate that payment is being made by order of Buyer and indicate the invoice reference number. In addition, written documentation evidencing specific invoices being paid shall be immediately forwarded to:

              Chevron U.S.A. Inc
              P.O. Box R
              Concord, California 94524

  ii.  Payment by HT&B and YB shall be mailed to:

              Chevron U.S.A.
              c/o First Interstate Bank
              Dept. 7351
              Los Angeles, CA 90088

Payment shall include written documentation evidencing specific invoices being paid.

                                   ARTICLE X
                          SELLER'S FACILITIES ON OAHU

 Seller agrees to provide the use of its Oahu P/L for the Diesel Delivered to HECO's Waiau Power Plant per Section 6.3.ii.

                                  ARTICLE XI
                    SELLER'S FACILITIES ON MAUI AND HAWAII

As used in this Article XI, "Buyer" will refer only to MECO or HELCO.
    Section 11.1

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    ii. Whenever Buyer purchases third party oil which is to be terminaled in Seller's facilities, Buyer shall obtain a sample representative of the oil in the barge cargo tanks, after the third party supplier has completed the loading of such oil into Buyer's nominated barge. See Addendum 2 hereto for an overview on all sampling. This sample shall be divided into three parts and dated. One part shall be labeled "Supplier's loaded sample" and delivered to Seller's representative as soon as possible. One part shall be labeled "Buyer's loaded sample." One part shall be sealed and labeled "Buyer's loaded retain." These samples shall indicate the quality of this mixture of purchased oil and the previous cargo remains. To provide an early warning of any quality problems with the Received oil, Buyer agrees to perform a preliminary analysis on the Buyer's loaded sample consisting of API gravity, appearance and, in the case of diesel fuel, flash point, at the time such third party oil is loaded for transport. Buyer also agrees to deliver one copy of such preliminary analysis promptly to Seller's representative at the Honolulu Marine Terminal and to carry a second copy on board Buyer's nominated barge for delivery to Seller's representative upon arrival at the appropriate outer island terminal. Buyer further agrees that the cost of any additives which may be required to eliminate compatibility problems between third party oil and Seller's Oil at the outer island terminal shall be solely for Buyer's account.

    Section 11.2 Buyer shall provide Seller with estimated arrival times of the barge transporting the oil for which Buyer desires to use Seller's facilities on Maui or Hawaii. Buyer or Buyer's agent shall provide radio or phone notification to Seller's representative at each unloading location at least seven days prior to a third-party supplied oil delivery and at least 24 hours prior to a Seller supplied oil delivery. Buyer or Buyer's agent shall also provide the Captain of the Port with radio or phone notification at least 24 hours prior to any delivery. Should the estimated time of arrival change by two or more hours following the 24 hour arrival report, Buyer or Buyer's agent shall promptly report the change to Seller's representative and the Captain of the Port at the place of planned arrival.

    Section 11.3
    i. Seller shall analyze Seller's Loaded sample of Section 6.1.iv and Buyer's supplied results from any Buyer's loaded sample of Section 11.1.ii for conditional acceptance for receiving the oil, and if warranted, analyze Seller's Loaded sample of Section 6.1.iv and Supplier's loaded sample of Section 11.1.ii for all the qualities described in Article IV, while Buyer's nominated barge is enroute to Maui or Hawaii, to reduce the risk of contaminating Seller's terminal inventories. See Addendum 2 hereto for an overview of all sampling. If the loaded sample fails conditional acceptance, Seller shall promptly notify Buyer of any quality problems with the loaded oil. Both Buyer and Seller shall attempt to minimize the impact of any quality problem by specifications waiver especially if use of the loaded oil will not harm either Buyer or Seller, or by Buyer or Seller delivering higher quality oil in a timely manner to produce a specification quality blend at Seller's terminal. If all such, and similar, efforts fail to resolve the quality problem, then Buyer's loaded oil shall not be unloaded into Seller's terminal tanks.
        Buyer may return nonspecification Loaded Oil to Seller's Barbers Point refinery, in which case Seller shall replace the non-specification Loaded Oil by delivering an equal volume of Oil into Buyer's nominated barge at the HMT, in a timely manner.
    ii. All costs and expenses, including transportation, re-refining and handling costs incurred in returning and replacing non-specification loaded oil and Loaded Oil shall be paid by the party responsible for the contamination. Responsibility shall be determined by analyzing the Delivered Oil samples of Section 7.1 and the loaded oil samples of
        Section 6.1.iii and Section 11.1.ii. If Buyer and Seller cannot agree whether the Delivered Oil or the loaded oil meet the qualities specified in Article IV, then the sealed retain of the oil in question, Buyer's Delivered retain, Buyer's Loaded retain or Buyer's loaded retain shall be submitted to a mutually agreed upon independent laboratory, whose determination shall be final and binding on both parties. Seller shall have the responsibility for Buyer's transportation and handling costs for its own re-refining cost if it is determined that the qualities described in Article IV are not met by the Delivered Oil. Otherwise, Buyer shall be responsible for Seller's handling and re-refining cost and its own transportation and handling costs. The responsible party shall reimburse the other party for such costs and expenses within sixty
        (60) days of the delivery date of the non-specification loaded oil. However, in no event shall such party be responsible for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the non-specification loaded oil. Seller and Buyer shall share equally the cost of any independent inspections.

    Section 11.4 Buyer shall be responsible for meeting all Coast Guard dock watch requirements at Hilo, Hawaii and Kahului, Maui. Charges levied by any governmental agency for the use of their facilities at Hilo, Hawaii or Kahului, Maui, including but not limited to the State of Hawaii's wharf and pipeline fees, shall be for Buyer's account.

    Section 11.5 Seller will take care, custody and control of Received oil having conditionally acceptable quality per Section 11.6 at the flange connecting Seller's independently owned pipeline at each location to the multiparty diesel pipeline at Kahului Harbor, Maui and the multiparty diesel and fuel oil pipelines at Hilo Harbor, Hawaii. Title and risk of loss shall remain with Buyer. Seller shall not be responsible for any type of loss of the oil while it is in Seller's custody except when loss or damage is caused by Seller's failure to use reasonable care in receiving, handling, storing, or delivering such oil. Received oil will be commingled with Seller's Oil in Seller's tankage at Seller's Kahului, Maui or Hilo, Hawaii terminals.

    Section 11.6

    i. Quality of Received oil at the unloading location shall be determined by testing representative samples taken from Carrier's barge tanks. See Addendum 2 hereto for an overview of all sampling. Seller, or a mutually agreed third party, shall perform the sampling and testing as prescribed in the latest API-ASTM laboratory testing standards. Samples will be divided into four parts and dated. One part shall be tested promptly per Section 11.6.ii. One part shall be labeled "Seller's Received Sample," one part shall be sealed and labeled "Seller's Received Retain" and one part shall be labeled "Buyer's Received Sample" and provided to Buyer.

    ii. To facilitate Buyer's barge turnaround, one part of the sample taken in Section 11.6.i will be promptly tested for its API gravity, appearance and in the case of Diesel also for its flash point. Received Oil will be considered conditionally acceptable if its API gravity is within 0.3 degrees of its gravity delivered to Buyer under Article VI. Received oil will be considered acceptable if its API gravity is within 0.3 degrees of the Supplier's loaded sample gravity as determined in Section 11.1.ii, and for diesel cargos, if its Flash point is above its 150 (degrees)F specification of Section 4.2.

    iii. Notwithstanding the above conditional acceptance, Seller may use Seller's Received Sample to determine all the qualities described in
          Article IV for Received oil. Within thirty (30) days after each oil cargo unloading, Seller shall give Buyer notice of any claim of contamination of Seller's Oil from commingling with Received oil. In the event that such claim is not resolved within thirty (30) days of the original claim, Seller's Received Retain shall be submitted to a mutually agreed upon independent laboratory for inspection, whose determination shall be final and binding on both parties. Seller and Buyer shall share equally the cost of such independent inspections.

    iv. If Buyer and Seller agree or the independent inspector determines that the quality of the Received oil did not meet the qualities described in Article IV, and the most recent Delivered Oil did meet the quality described in Article IV, both Buyer and Seller shall attempt to minimize the impact of any quality problem on Buyer by waiver of Buyer's requirement to meet specifications especially if Seller's use of the oil will not significantly harm Seller, or by Buyer or Seller delivering higher quality oil in a timely manner to produce a specification quality blend at Seller's terminal. If all such, and similar, efforts fail to resolve the quality problem, then Buyer will reimburse Seller the transportation, handling and re-refining costs of exchanging Buyer's and Seller's oil, with oil meeting the qualities described in Article IV. Such reimbursement shall occur within 60 days of Seller's original claim. However, in no event shall Buyer be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the Received oil.

    Section 11.7 The quantity of Received oil and Received Oil over which Seller takes custody shall be determined at the time of each barge cargo unloading by gauging Seller's terminal tank before and after pumping. Free water shall be drawn off prior to each level measurement. Volumes delivered hereunder shall be converted to 60(degrees)F, using the latest revision of Table 6 of ASTM IP Petroleum Measurement Tables, American Edition, ASTM Designation D-1250. Measurements shall be taken by Seller and witnessed by Buyer or Buyer's agent. However, at Buyer's option, such measurement shall be taken by a mutually agreed upon independent inspector. Buyer and Seller shall share equally the cost of independent inspections.

    Section 11.8 In the event that Buyer and Seller have agreed to commingle their oil in a barge or vessel compartment to reduce freight costs, and there are discrepancies between either the quantities of oil loaded per Section 6.1 and unloaded per Section 11.7 or the qualities of oil loaded per Section 7.1 and unloaded per Section 11.6, then Buyer and Seller shall share the benefits or losses of the discrepancy proportionally to the loaded volumes.

    Section 11.9 Buyer will provide Seller's terminal representative, during normal working hours, at least 24-hour notice of any transfers required from Seller's facilities in Kahului or Hilo.

    Section 11.10 Buyer shall regain care, custody and control of Returned Fuel Oil at the flange connecting Seller's Hilo terminal pipeline to Buyer's pipeline.

    i. The quantity of Fuel Oil over which Seller returns custody shall be determined at the time of each transfer by gauging Seller's terminal tanks before and after pumping. Volumes Returned hereunder shall be converted to 60(degrees)F, using the latest revision of Table 6 of ASTM IP Petroleum Measurement Tables, American Edition, ASTM Designation D-1250. Measurements shall be taken by Seller and witnessed by Buyer or Buyer's agent. However, at Buyer option, such measurements shall be taken by a mutually agreed upon independent inspector. Buyer and Seller shall share equally the cost of independent inspections.

    ii. Buyer and Seller agree that Buyer shall maintain a positive inventory of Fuel Oil at Seller's Hilo terminal for Buyer's use, but acknowledge that a small negative inventory may occasionally result after Fuel Oil custody transfers from Seller to Buyer. Seller shall maintain a record of Buyer's net Fuel Oil inventory stored in its Hilo terminal based on receipts as determined in Section 11.7 and returns as determined in Section 11.10.i. Seller will provide book inventory records once each week, convenient to Seller's normal weekly inventory period. If at the end of any annual period, the net Fuel Oil inventory is negative, Seller will invoice Buyer and Buyer will pay Seller an amount equal to the net negative inventory in barrels multiplied by the sum of the December CIFO sales price at the end of the annual period per Section 5.1 and the December commercial freight rate charged by HELCO's carrier for a minimum cargo size of 38,000 barrels to Seller at the end of the annual period for CIFO transport between Honolulu Harbor, Oahu and Hilo Harbor, Hawaii.

         Section 11.11 Buyer shall regain care, custody and control of Returned diesel at the end of the fill pipe connecting Seller's terminal pipelines to Carrier's tank trucks. Transfers will be made in minimum 5,000 gallons per delivery load.

    i. The quantity of diesel over which Seller returns custody shall be determined at the time of each transfer by reading Seller's calibrated meters corrected in each instance to volume at 60(degrees)F using the latest revision of Table 6 of ASTM IP Petroleum Measurement Tables, American Edition, ASTM Designation D-1250. If Buyer or Seller have reason to believe that the quantity of Returned diesel stated for a particular transfer is incorrect, that party shall within fifteen days of the transfer date, present the other party with documentation supporting such determination and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quantity, if justified, for the transfers in question.

    ii. Seller shall maintain records of Buyer's net diesel inventories stored at each of its Kahului, Maui and Hilo, Hawaii terminals, based on receipts as determined in Section 11.7 and returns as determined in
          Section 11.11.i. Seller will provide book inventory records once each week, convenient to Seller's normal weekly inventory period.

    iii. Seller will periodically reconcile meter measurements with tank gaugings. Buyer may review Seller's reconciliation calculations. However, there will be no retroactive adjustments to the volumes delivered or received as a result of this procedure.

    Section 11.12 Seller shall be under no obligation to provide Buyer quantities of Returned oil greater than Buyer's current net oil inventory. However, Seller will attempt to meet Buyer's unanticipated needs, after considering the needs of its other customers and its own available inventory.

    Section 11.13

    i. Returned oil transferred by Seller shall meet the qualities described in Article IV. Seller shall verify the quality of the Returned oil by taking a representative sample of the oil in Seller's tanks on Maui and Hawaii after each receipt of Buyer's or Seller's oil. See Addendum 2 hereto for an overview of all sampling. This sample shall be promptly tested by Seller for its API gravity, appearance and in the case of diesel also for its flash point. Buyer and Seller agree that successful passage of the prompt test on this sample is sufficient evidence for Seller to return oil to Buyer, without limiting Buyer's rights within Section 11.13.ii. Seller shall also take samples representative of the Returned oil after each receipt of Buyer's or Seller's oil into Seller's terminal. These samples will be divided into three parts and dated. One part shall be labeled "Seller's Returned Sample." One part shall be sealed and labeled "Buyer's Returned Retain" and one part shall be labeled "Buyer's Returned Sample." Both shall be provided to Buyer.

    ii. Notwithstanding the above conditional acceptance, Buyer may use Buyer's Returned Sample to determine all the qualities described in
          Article IV for the Returned oil. Within
          thirty (30) days after each oil delivery, Buyer shall give Seller notice of any claim of contamination and of resulting losses. In the event that such claim is not resolved within thirty (30) days of the original claim, Buyer's Returned Retain shall be submitted to a mutually agreed upon independent laboratory for inspection, whose determination shall be final and binding on both parties. Seller and Buyer share equally the cost of such independent inspections.

    iii. If Buyer and Seller agree or the independent inspector determines that the quality of the Returned oil did not meet the qualities described in Article IV and that the most recent Received Oil and Received oil did meet the qualities described in Article IV, both Buyer and Seller shall attempt to minimize the impact of any quality problem on Seller by waiver of Seller's requirement to meet specifications, especially if Buyer's use of the oil will not significantly harm Buyer, or by Seller returning higher quality oil to produce a specification quality blend at Buyer's plants. If all such, and similar, efforts fail to resolve the quality problem, then Seller will, at Seller's expense, exchange Buyer's Returned oil and, if appropriate, any of Buyer's other similar oil which has been downgraded by commingling with the Returned oil, with oil meeting the qualities described in Article IV. Seller shall make its best, reasonable effort to replace Buyer's oil in a timely manner. However, in no event shall Seller be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the Returned oil.

         Section 11.14

       ----------------------------------------------------------------
       This portion is confidential; therefore, it has been omitted and filed separately with the Commission.
       ----------------------------------------------------------------
    ii.

         ----------------------------------------------------------------
         This portion is confidential; therefore, it has been omitted and filed separately with the Commission.
         ----------------------------------------------------------------

                                  ARTICLE XII
                                 CONTINGENCIES

    Section 12.1   As used in this Article XII, the term "contingency" means:
    (a) any event reasonably beyond the control of the party affected;

    (b) compliance, voluntary or involuntary, with a direction or request of any government or person purporting to act with governmental authority; excluding, however, any such direction or request restricting or otherwise regulating combustion of the oil to be purchased by Buyer hereunder, the effect of which restrictions or regulation upon the parties' performance shall be governed by
Section 12.5 of this Contract;

    (c) total or partial expropriation, nationalization, confiscation, requisitioning or abrogation or breach of a government contract or concession;

    (d) closing of, or restriction on the use of, a port or pipeline;

    (e) maritime peril (including but not limited to, negligence in navigation or management of vessel, collision, stranding, destruction, or loss of vessel), storm, earthquake, flood;

    (f)  accident, fire, explosion;

    (g) hostilities or war (declared or undeclared), embargo, blockage, riot, civil unrest, sabotage, revolution, insurrection;

    (h) strike or other labor difficulty (whomever's employees are involved), even though the strike or other labor difficulty could be settled by acceding to the demands of a labor group; or,

    (i) loss or shortage of supply, production, manufacturing, distribution, refining, transportation, delivery facilities, receiving facilities, equipment, labor, material, power generation or power distribution caused by circumstances which the affected party is not able to overcome by the exercise of reasonable diligence or which the affected party is able to overcome only at substantial additional expense in relation to the expected revenue, benefits or rights related directly to this Contract.

    Section 12.2 Seller shall not be obligated to sell or deliver Oil or Jet to the extent that performance of this Contract is prevented, restricted or delayed by a contingency which significantly affects Seller's ability to supply, manufacture or transport Oil or Jet to Buyer under this Contract from Seller's U.S. West Coast and Hawaiian refineries. In such circumstances, Deliveries of Oil or Jet to Buyer may be reduced on a basis as equitable to Buyer as to Seller's and its affiliates' other customers of crude and petroleum products, and Seller shall not be obligated to acquire additional crude, oil or jet but to the extent that it does acquire additional crude, oil or jet, Buyer shall be entitled to an equitable share of the oil or jet acquired or derived from the crude acquired, at a price to be agreed from time to time.

    Section 12.3 Buyer shall not be obligated to purchase, receive or use Oil or Jet to the extent that performance of this Contract in the customary manner is prevented, restricted or delayed by a contingency. In such circumstances, purchases from Seller may be reduced on any basis as equitable to Seller as to Buyer's other suppliers of oil or jet.

    Section 12.4 If at any time any price determined under this Contract cannot be given effect because to do so would violate a direction or request of any government or person purporting to act with governmental authority, Buyer and Seller shall attempt to agree on an alternate course of action but failing agreement within 10 days the party adversely affected may suspend performance with respect to the quantity of Oil or Jet affected by the direction or request.

    Section 12.5 To the extent that any governmental regulation requires combustion of oil or jet meeting specifications other than those in Article IV, Buyer and Seller shall negotiate in good faith to agree on an alternative course of action that will allow Buyer to comply with such regulation while purchasing the equivalent of the full quantity of oil or jet it would be required to purchase under Article III, at a price and on other terms and conditions that are fair to both parties. Seller shall have no obligation to deliver oil or jet meeting new specifications if it is not available for purchase from third parties and Seller cannot manufacture such oil or jet in existing facilities without new capital investment.

 If Buyer and Seller do not agree on such an alternative course of action, then Buyer may comply with such regulation in any reasonable manner it chooses, including the option to purchase from other sources for its plant located within the area in which such regulation specifically applies, fuels which will enable Buyer to comply with such regulation. In such case, Buyer's minimum purchase requirement under Article III shall be reduced accordingly.

    Section 12.6 Seller's obligations under this Contract shall be contingent on Seller's continued ownership or operation of its refining or delivery facilities in Hawaii or the U.S. West Coast. Seller shall have the right to terminate this Contract in the event the ownership and operation of its refining and delivery facilities in Hawaii and the U.S. West Coast are transferred to an entity other than an affiliate. Seller shall give Buyer 180 days' written notice.

                                 ARTICLE XIII
                       EFFECT OF SUSPENSION OR REDUCTION

    Section 13.1   In the event of any suspension of sales and Deliveries under
Article XII, Seller shall not be obligated to sell and Buyer shall not be obligated to buy, after the period of suspension or reduction, the undelivered quantity of Oil or Jet which normally would have been sold and delivered hereunder during the period of suspension or reduction.

    Section 13.2 If sales and Deliveries are suspended under Article XII for more than 180 days, Seller or Buyer shall then have the option while such suspension continues to terminate its obligations to the other party under this Contract on 30 days' written notice to the other party.

    Section 13.3 Any party which relies upon Article XII shall give the other party prompt notice thereof specifying the anticipated amount and duration of any suspension or reduction of Deliveries. It shall also give prompt notice when it no longer expects to rely on Article XII and Deliveries shall be reinstated subject to all conditions of this Contract, unless this Contract has been terminated previously under Section 13.2.

    Section 13.4 Nothing in Article XII shall relieve Buyer of the obligations to pay in full in United States currency for the Oil or Jet sold and Delivered hereunder and for other amounts due to Buyer to Seller under this Contract, nor relieve Seller of the obligation to return to Buyer the net positive inventory of Buyer's oil stored in Seller's Hilo, Hawaii and Kahului, Maui terminals.

    Section 13.5 While Deliveries are suspended or reduced by Seller pursuant to Article XII, it shall not be a breach of this Contract for Buyer to buy from a supplier other than Seller the quantities of Oil or Jet which Seller does not Deliver. During this period of time, there will be no minimum volume requirements. After any suspension or reduction has ended, minimum and maximum volume requirements for the semiannual period in which the suspension or reduction occurred will be reduced in proportion to the ratio of the number of days within the semiannual period during which no suspension or reduction was in effect, to the number of days within the semiannual period.

                                  ARTICLE XIV
                          WAIVER AND NONASSIGNABILITY

    Section 14.1 Waiver by one party of the other's breach of any provision of this Contract shall not be deemed a waiver of any subsequent or continuing breach of such provisions or of the breach of any other provision or provisions hereof.

    Section 14.2 This Contract shall not be assignable by either party without the written consent of the other, which shall not be unreasonably withheld, except that Seller may assign this Contract to any affiliate, provided that any such assignment shall not release Seller from any of its obligations hereunder, and except that HECO, MECO, MECO-Molokai, and HELCO may assign their interests in the Contract to the Trustee under their respective First Mortgage Bond Indentures. Seller does not, by agreement to such an assignment, waive any right it may have to terminate this Contract for any breach hereof occurring at any time before or after any such assignment or release Buyer of any obligations arising under this Contract after any such assignment. Following any such assignment, no further assignment may be made without the consent of Seller.

                                  ARTICLE XV
                             CONFLICT OF INTEREST

    Conflicts of interest related to this Contract are strictly prohibited. Except as otherwise expressly provided herein, neither party nor any director, employee or agent of a party shall give to or receive from any director, employee or agent of the other party any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither party nor any director, employee or agent of a party shall enter into any business arrangement with any director, employee or agent of the other party (or any affiliate), unless such person is acting for and on behalf of the other party, without prior written notification thereof to the other party. In the event of any violation of this paragraph, including any violation occurring prior to the date of this Contract which resulted directly or indirectly in one party's consent to enter into this

Contract with the other party, such party may, at its sole option, terminate this Contract at any time and, except for Buyer's obligation to pay in full in United States currency for the Oil sold and Delivered hereunder and for other amounts due by Buyer to Seller under this Contract, and for Seller's obligation to return to Buyer the net positive inventory of Buyer's oil stored in Seller's Hilo, Hawaii and Kahului, Maui terminals, shall be relieved of any further obligation under this Contract.

 Both parties agree to immediately notify the other of any known violation of this Article.

                                  ARTICLE XVI
                                    DEFAULT

    If Buyer or Seller considers the other party to be in default of any obligation under this Contract, such party shall give the other party notice thereof. Such other party shall then have 30 days in which to remedy such default. If the default is not cured, the other party may, without prejudice to any other right or remedy of such party in respect of such breach, terminate its obligations under this Contract, except for Buyer's obligation to pay in full in United States currency for the Oil or Jet sold and delivered hereunder and for other amounts due by Buyer to Seller under this Contract, and for Seller's obligation to return to Buyer the net positive inventory of Buyer's oil stored in Seller's Hilo, Hawaii and Kahului, Maui terminals, by 45 days' written notice to the party in breach. Any termination shall be without prejudice to accrued rights. All rights and remedies hereunder are independent of each other and election of one remedy shall not exclude another.

 Except as provided under Sections 18.2 and 18.4, in no event shall either party be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise.

 Seller's termination of its obligations to a Buyer in this Contract due to default by that Buyer shall not terminate Seller's obligations to the remaining Buyers not in default of this Contract.

                                 ARTICLE XVII
                                APPLICABLE LAW
    This Contract shall be construed in accordance with, and all disputes arising hereunder shall be determined in accordance with, the local law of the State of Hawaii, U.S.A.

                                 ARTICLE XVIII
                                   INDEMNITY

    Section 18.1 Seller shall indemnify, defend and hold harmless Buyer, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses (including reasonable attorneys' fees), and proceedings of any nature whatsoever for personal injury (including death), or property damage, including but not limited to Buyer's facilities (collectively "Injury or Damage"), that results from non-specification or contaminated Delivered Oil or Jet, or that arises out of or is in any manner connected with the Delivery or Receipt of Oil or Jet related to this Contract at Seller's facilities when in the custody of Seller or the transportation of Oil or Jet related to this Contract when in the custody of Seller, except to the extent that such Injury or Damage may be attributable to the negligence or willful action of Buyer. This Section 18.1 shall not include any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise.

    Section 18.2 Without limiting the generality of Section 18.1, Seller shall indemnify, defend and hold harmless Buyer, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, and proceedings of any nature whatsoever directly or indirectly arising out of or attributable to the release, threatened release, discharge, disposal or presence of Oil, Jet or hazardous material related to this Contract when in the custody of Seller, or of MECO-Molokai Diesel related to this Contract when in the custody of any carrier, except to the extent that such release, threatened release, discharge, disposal or presence of Oil, Jet or hazardous material may be attributable to the negligence or willful action of Buyer, including without limitation: (1) all foreseeable and unforeseeable consequential damages; (2) the reasonable costs of any required or necessary repair, cleanup or detoxification of an area of oil, jet or hazardous material and the preparation and implementation of any closure, remedial or other required plans; (3) the reasonable costs of the investigation of any environmental claims by Buyer; (4) the reasonable costs of Buyer's enforcement of this Contract; and (5) all reasonable costs and expenses incurred by Buyer in connection with clauses (1),
(2), (3), and (4), including without limitation reasonable attorneys' fees and court costs.

    Section 18.3 Buyer shall indemnify, defend and hold harmless Seller, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses (including reasonable attorneys' fees), and proceedings of any nature whatsoever for personal injury (including death), or property damage, including but not limited to Seller's facilities (collectively "Injury or Damage"), that results from non-specification or contaminated Received oil or jet, or that arises out of or is in any manner connected with the delivery or receipt of oil or jet at Seller's facilities when in the custody of Buyer, any carrier or subsequent buyer of oil or jet related to this Contract or the transportation of oil or jet when in the custody of Buyer, any carrier or subsequent buyer of oil or jet related to this Contract, except to the extent that such Injury or Damage may be attributable to the negligence or willful action of Seller. This Section 18.3 shall not include any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise.

    Section 18.4 Without limiting the generality of Section 18.3, Buyer shall indemnify, defend and hold harmless Seller, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, and proceedings of any nature whatsoever directly or indirectly arising out of or attributable to the release, threatened release, discharge, disposal or presence of oil, jet or hazardous material related to this Contract when in the custody of Buyer, any carrier (except any carrier of MECO-Molokai diesel related to this Contract) or subsequent buyer of oil or jet related to this Contract, except to the extent that such release, threatened release, discharge, disposal or presence of oil, jet or hazardous material may be attributable to the negligence or willful action of Seller, including without limitation: (1) all foreseeable and unforeseeable consequential damages; (2) the reasonable costs of any required or necessary repair, cleanup or detoxification of an area of oil, jet or hazardous material and the preparation and implementation of any closure, remedial or other required plans; (3) the reasonable costs of the investigation of any environmental claims by Seller; (4) the reasonable costs of Seller's enforcement of this Contract; and (5) all reasonable costs and expenses incurred by Seller in connection with clauses (1), (2), (3), and (4), including without limitation reasonable attorneys' fees and court costs.

                                  ARTICLE XIX
                          PUBLIC UTILITIES COMMISSION

    Section 19.1 This Contract is required to be filed with the Hawaii Public Utilities Commission ("PUC") for approval. If in the proceedings initiated as a result of the filing of this Contract the PUC disapproves or fails to authorize the recovery of the fuel costs incurred under this Contract through Buyer's Energy Cost Adjustment Clause, Buyer may terminate this Contract by 30 days' written notice to Seller.

    Section 19.2 In the event that a Decision and Order or other action by a governmental regulatory body impairs Seller's ability to enforce any terminal and safety protection or operation provisions under this Contract, Buyer and Seller shall attempt to agree on an alternate course of action, but failing agreement within 10 days, the Seller may suspend performance with respect to the quantity of oil or jet affected by said Decision and Order after giving Buyer 90 days' written notice.

                                  ARTICLE XX
                                   INSURANCE

    Section 20.1 Without in any way limiting Buyer's liability pursuant to this Contract, Buyer shall maintain and require any carrier or subsequent buyer of oil or jet related to this Contract to maintain the following insurance and all insurance that may be required under the applicable laws, ordinances, and regulations of any governmental authority:

    i. Workers' Compensation and Employers' Liability Insurance as prescribed by applicable law, including insurance covering liability under the Longshoremen's and Harbor Workers' Act, the Jones Act and the Outer Continental Shelf Land Act, if applicable.

    ii. Commercial General Liability Insurance including Bodily Injury and Property Damage Insurance with a limit not less than $1,000,000 combined single limit per occurrence.

    iii. Automobile Bodily Injury and Property Damage Liability Insurance on all owned, non-owned and hired vehicles used in receiving oil or jet from Seller's facilities with a limit not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage.

    iv. Hull and Machinery Insurance including collision liability and tower's liability on vessels engaged in towage with a limit at least equal to the actual value of each vessel and barge.

    v.    Marine Insurance under one of the two following options:

          Option One: Protection and Indemnity Insurance including coverage for injuries to or death of masters, mates and crew and excess collision liabilities. The limits of such insurance shall not be less than $25 million per occurrence. Vessel pollution liability insurance including coverage for TOVALOP liabilities and pollution liabilities imposed by federal and state laws now or hereafter in effect in an amount not less than $500 million; or,

          Option Two: Protection and Indemnity Insurance on a full entry basis with an International Group P&I Club. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; excess collision liabilities and pollution liabilities imposed by federal and state laws now or hereafter in effect as well as TOVALOP liabilities (if applicable). Such insurance shall be unlimited as per International Group, P&I Club rules except for pollution liabilities which shall be limited to $500 million or the maximum pollution limit offered by the P&I Clubs of the International Group.

    Section 20.2 The above insurance shall include a requirement that the insurer provide Seller with 30 days' written notice prior to the effective date of any cancellation or material change of the insurance. The insurance specified in Sections 20.1 (i) and 20.1 (iv) shall contain a waiver of subrogation against Seller and an assignment of statutory lien, if applicable. The insurance specified in Sections 20.1 (ii), 20.1 (iii), and 20.1 (v) Option One Protection and Indemnity Insurance shall name Seller as additional insured.

   Section 20.3 Before performance of this Contract, Buyer shall provide Seller with certificates or other documentary evidence satisfactory to Seller of the insurance coverages and endorsements.

    Section 20.4 Without in any way limiting Seller's liability, Seller shall obtain from any Seller carrier or subsequent buyer from Seller of oil or jet related to this Contract the insurance coverages and endorsements set forth in this Article excepting that both Seller and Buyer be named as additional insureds.

    Section 20.5 The terminaling and handling fees listed in Section 11.14 do not include any insurance covering loss of Buyer's oil or jet while it is in the custody of Seller. It is expressly understood and agreed that insurance, if any is desired by Buyer, shall be carried by Buyer at its own expense.

                                  ARTICLE XXI
                        SAFETY AND TERMINAL PROTECTION

    Section 21.1 Any buyer or carrier of oil or jet related to this Contract or their agents shall comply with all of the operating and safety regulations of Seller, as amended from time-to-time, when alongside, upon, or when approaching the premises of Seller for the purpose of loading oil or jet related to this Contract or when departing Seller's premises after loading oil or jet related to this Contract. In particular, all smoking shall be limited to such locations and occasions as are specifically authorized in writing by Seller. If Seller determines that an unsafe condition exists, Seller may, at its absolute discretion, cease the loading or unloading operations and order any buyer or carrier of oil or jet related to this Contract or their agents to leave its place of mooring. Any loss or damage incurred by Seller, any buyer or carrier of oil or jet related to this Contract or their agents due to any violation by any buyer or carrier of oil or jet related to this Contract or their agents of Seller's operating and safety regulations shall be for Buyer's or Carrier's account. Copies of Seller's operating and safety regulations are available upon request.

    Section 21.2 In addition to its rights under Section 21.1, Seller shall have the right to refuse acceptance of any barge or vessel nominated by Buyer to load or discharge if in Seller's Terminal's sole opinion such barge or vessel for any reason is unacceptable. Seller's Terminal's acceptance or rejection of Buyer's nominated barge or vessel shall be communicated to Buyer within forty-eight (48) hours after the Terminal's receipt of nomination, and in the event Buyer's barge nomination is rejected, Seller shall provide Buyer satisfactory documentation of the basis for the rejection of such nomination. Seller's Terminal's acceptance or rejection of any barge or vessel shall not constitute a continuing acceptance or rejection of such barge or vessel for subsequent loading or discharge. Seller shall not be liable for any loss, damage or delay caused by its rejection of a vessel nomination hereunder, nor any loss, damage or delay caused by its rejection of a vessel for failure to comply pursuant to Section 21.1. In no event shall the acceptance of a vessel by Seller be construed in any manner as a representation as to the vessel's operational, environmental or safety status. Neither Buyer nor any other party shall be entitled to rely on any such acceptance of a vessel by Seller hereunder.

                                 ARTICLE XXII
                             POLLUTION MITIGATION

    Section 22.1 In the event an escape or discharge of oil or jet occurs from any barge or vessel carrying oil or jet related to this Contract and causes or threatens to cause pollution damage, Buyer or carrier will promptly take whatever measures are necessary to prevent or mitigate such damage. Buyer hereby authorizes Seller, or its agent, at Seller's option, upon notice to Buyer or master on the tug, to undertake such measures as are reasonably necessary to prevent or mitigate the pollution damage. Seller or its agent shall keep Buyer advised of the nature and results of any such measures taken and, if time permits, intended to be taken. Any of the aforementioned measures shall be at Buyer's sole expense (except to the extent that such escape or discharge was caused by the negligence or willful action of Seller or its agent), provided that if Buyer considers said measures should be discontinued, Buyer shall so notify Seller or its agent and thereafter Seller or its agent shall have no right to continue said measures at Buyer's authority or expense except as provided in Section 18.4. This provision shall be applicable only between Buyer and Seller and shall not affect, as between Buyer and Seller, any liability of Buyer to any third parties, including but not limited to governments.

    Section 22.2 In addition to its duties under Section 22.1, Buyer agrees to cooperate with all efforts and to pay all reasonable costs associated with preventive booming or other preventive measures that Seller reasonably determines is advisable on an isolated or routine basis.

                                 ARTICLE XXIII
                                 MISCELLANEOUS

    Section 23.1 Headings of the Articles and Sections are for convenient reference only and are not to be considered part of this Contract.

    Section 23.2 This document contains the entire agreement between the parties covering the subject matter and cancels, as of the effective date hereof, all prior agreements of any kind between the parties covering such subject matter and any amendments thereto. There are no other agreements which constitute any part of the consideration for, or any condition to, either party's compliance with its obligations under this Contract.

    Section 23.3 Except as otherwise expressly provided herein, all notices shall be given in writing, by letter, facsimile, telegraph or telex to the following addresses, or such other address as the parties may designate by notice, and shall be deemed given upon receipt.

         Seller:                  Manager, Petroleum Coke, Heavy Fuels & Sulfur
                                  Chevron U.S.A. Inc.
                                  P.O. Box 7006
                                  San Francisco, CA  94120-7006
                                  FAX:  (415) 894-1195

         Buyer: Manager, Power Supply Services Department Hawaiian Electric Company, Inc.
                                  Box 2750
                                  Honolulu, HI  96840-0001
                                  FAX:  (808) 543-7788

    The Manager, Power Supply Services Department, for Hawaiian Electric Company, Inc., shall be responsible for forwarding notices to the other parties to this Contract.

    Section 23.4 If any term or provision, or any part of any term or provision, of this Contract is held by any court or other competent authority to be illegal or unenforceable, the remaining terms, provisions, rights and obligations shall not be affected.

    Section 23.5 This Contract shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

    Section 23.6 Effective as of the Effective Date of the Term hereunder, this Contract hereby supersedes that certain Inter-Island Industrial Fuel Oil and Diesel Fuel Contract between the parties dated September 23, 1991, and all amendments thereto.

    IN WITNESS WHEREOF, the parties have caused these presents to become effective as of the day and year first hereinabove written.


ACCEPTED AND AGREED:

"Seller"

CHEVRON U.S.A. INC.


BY:     /s/ Phillip H. Fisher
            Phillip H. Fisher

TITLE:  Manager, Petroleum Coke, Heavy Fuels & Sulfur

"Buyers"

HAWAIIAN ELECTRIC COMPANY, INC.            MAUI ELECTRIC COMPANY, LTD.
BY:     /s/ Edward Y. Hirata               BY:     /s/ Edward Y. Hirata

              Edward Y. Hirata                           Edward Y. Hirata
              (Printed or Typed Name)                    (Printed or Typed Name)

              Vice President

TITLE:  Regulatory Affairs                 TITLE:  Vice President

BY:     /s/ Molly M. Egged                 BY:     /s/ Molly M. Egged
              Molly M. Egged                             Molly M. Egged
              (Printed or Typed Name)                    (Printed or Typed Name)
TITLE:  Secretary                          TITLE:  Secretary

HAWAII ELECTRIC LIGHT COMPANY, INC.        HAWAIIAN TUG & BARGE CORP.

BY:     /s/ Edward Y. Hirata               BY:     /s/ Glenn K. Y. Hong

             Edward Y. Hirata                         President Glenn K. Y. Hong
             (Printed or Typed Name)                  (Printed or Typed Name)

TITLE:  Vice President                     TITLE:  President


BY:     /s/ Molly M. Egged                 BY:     /s/ Molly M. Egged

             Molly M. Egged                              Molly M. Egged
             (Printed or Typed Name)                     (Printed or Typed Name)

TITLE:  Secretary                          TITLE:  Secretary

YOUNG BROTHERS, LIMITED

BY:     /s/ Glenn K. Y. Hong

             Glenn K. Y. Hong
             (Printed or Typed Name)

TITLE:  President

BY:     /s/ Molly M. Egged

             Molly M. Egged
             (Printed or Typed Name)

TITLE:  Secretary

ADDENDUM NO. 1
SAMPLE PRICE CALCULATIONS-NOVEMBER, 1995

I.  FUEL OIL

       ----------------------------------------------------------------
       This portion is confidential; therefore, it has been omitted and filed separately with the Commission.
       ----------------------------------------------------------------

II. DIESEL FUEL NO. 2

       ----------------------------------------------------------------
       This portion is confidential; therefore, it has been omitted and filed separately with the Commission.
       ----------------------------------------------------------------

       ----------------------------------------------------------------
       This portion is confidential; therefore, it has been omitted and filed separately with the Commission.
       ----------------------------------------------------------------

III.  JET FUEL

       ----------------------------------------------------------------
       This portion is confidential; therefore, it has been omitted and filed separately with the Commission.
       ----------------------------------------------------------------

                                ADDENDUM NO. 2
                            QUALITY CONTROL SAMPLES
                                    SUMMARY


                                                                                 Frequency
                                                    Sample                               Sample            Method &
Type                         Label                  Tanking                              Analysis          Location
1.  Refinery Production      ---                    After Each Tank Receipt      After Each Receipt        Composite from Refinery

                                                                                                           Tank
2.  HMT Inventory            ---                    After Each Tank Receipt      After Each Receipt        Composite from HMT Tank

3.  Delivered                A.  Buyer's            During Each Barge Loading    Only if Necessary         Drip From Loading Line at

                             Sample                 or Monthly                                             HMT or Composite from
                             B.  Seller's                                                                  Seller's Tanks at Barbers

                             Sample                                                                        Point
                             C.  Buyer's Retain
4.  Loaded                   A.  Seller's           After Each Barge Loading     A.  After Each Loading    Composite from Barge Tank

                             Sample                                              B.  Only if Necessary     at HMT
                             B. Buyer's Retain
5.  Loaded (Third-           A. Buyer's             After Each Barge Loading of  A.  After Each Loading    Composite from Barge
Party)                       Sample                 Third-Party Oil              B.  (Only if Necessary    Tanks at Third-Party
                             B. Supplier's                                       C.  (                     Supplier's Dock
                             Sample
                             C. Buyer's Retain
6.  Received                 A. Prompt              Before Each Barge            A.  Before Each Unloading Composite from Barge
                             B. Buyer's             Unloading Whether Buyer's    B.  (Only if Necessary    Tanks at Hilo or Kahului
                             Sample                 or Seller's                  C.  (                     Harbor
                             C. Seller's                                         D.  (
                             Sample
                             D. Seller's Retain
7.  Returned                 A. Prompt              After Each Barge Unloading   A. After Each Barge       Composite from Seller's
                             B. Buyer's             Whether Buyer's or Seller's  Unloading                 Tanks at Hilo or Kahului
                             Sample                                              B.  (Only if Necessary    Terminals
                             C. Seller's                                         C.  (
                             Sample
                             D. Buyer's Retain


                                                              Applicable Contract Selection
                                                  Sample                  Sample                  Action on
Type                                              Taking                  Analysis                Failure
1.  Refinery Production                           N/A                     N/A                     N/A

2.  HMT Inventory                                 N/A                     N/A                     N/A

3.  Delivered                                     7.1                     7.2                     7.3




4.  Loaded                                       6.1iii                  11.3i                   11.3i & 11.3ii


5.  Loaded (Third-                               11.1ii                  11.3i                   11.3i & 11.3ii
Party)



6.  Received                                     A. (11.6i               11.6ii                  11.6iv
                                                 B. (11.6i               11.6iii                 11.6iv
                                                 C. (
                                                 D. (


7.  Returned                                     A. 11.13i               11.13i                  11.13iii
                                                 B. (11.13i              11.13ii                 11.13iii
                                                 C. (
                                                 D. (

Description of Addendum No. 2 to the Inter-Island Industrial Fuel and Diesel Fuel Contract by and between Chevron U.S.A. Inc. and Hawaiian Electric Company, Inc., Maui Electric Company, Ltd., Hawaii Electric Light Company, Inc., Hawaiian Tug & Barge Corp. and Young Brothers, Ltd. dated November 20, 1995 (the "Interisland Contract"):

Page 2:

    Page two of Addendum No. 2 consists of one page entitled "ADDENDUM NO. 2 - QUALITY CONTROL SAMPLES SCHEMATIC" which in addition to the printed text, includes a diagram of the flow of 'DIESEL FUEL" and "INDUSTRIAL FUEL OIL" from refinery or third-party source to purchasers' locations, then to supplier's marine terminal where fuel is to be loaded into a vessel, then to the harbor where the vessel is to be discharged, through a multi-party pipeline, to the supplier's, purchaser's or a third-party terminal at the purchaser's destination island, and then to the purchaser. At numerous points in the flow of fuel sold, shipped and stored under the Interisland Contract, there are letters referencing 11 notes which are located at the bottom of the form and which provide a sample name, description, point of custody transfer, type of analysis to be performed or description of an inspection step.